UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2008

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

3333 New Hyde Park Road	11042-0020
New Hyde Park, New York	(Zip Code)
(Address of Principal Executive Offices)

(516) 869-9000

 (Registrant’s telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The Executive Compensation Committee of Kimco Realty Corporation (the “Company”) approved the Third Amendment to the Second Amended and Restated 1998 Equity Participation Plan (the “Plan”) of the Company (the “Amendment”) on April 24, 2008.  Section 2.2 of the Plan, "Add-back of Options and Other Rights," has been amended, effective April 24, 2008, to remove provisions that, prior to the Amendment, provided that shares used by participants to pay the exercise price or tax withholding obligations relating to awards would be added back to the pool of shares available for issuance under the Plan.  Accordingly, on and after April 24, 2008, shares used by participants to pay the exercise price or tax withholding obligations relating to awards shall not be available for re-issuance under the Plan.  All other provisions of the Plan remain in full force and effect.

The preceding description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)

The exhibit index furnished herewith is incorporated herein by reference.

All information furnished in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: April 25, 2008	By:	/s/ Michael V. Pappagallo
	Name:	Michael V. Pappagallo
	Title:	Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Third Amendment to the Second Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation